UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A #2

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

GREENKRAFT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53047	20-8767728
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2530 S. Birch Street, Santa Ana, CA	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 545-7777

Sunrise Global, Inc.

(Former Name or former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These statements relate to anticipated future events, future results of operations or future financial performance.  These forward-looking statements include, but are not limited to, statements related to our ability to raise sufficient capital to finance our planned operations, our ability to develop or market our products, our ability to successfully compete in the marketplace, our ability to protect our intellectual property, and estimates of our cash expenditures for the next 12 to 36 months. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this Current Report on Form 8-K sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance.  You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made.  These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with the acquisition by the Company (as defined below) of Greenkraft, Inc. and certain related actions taken by the Company.

This Current Report on Form 8-K responds to the following items of Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 3.02	Unregistered Sales of Equity Securities.
Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.06	Change in Shell Company Status.
Item 9.01	Financial Statements and Exhibits.

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer to Sunrise Global, Inc., a Nevada corporation (now known as Greenkraft Inc.) after giving effect to our acquisition of Greenkraft, Inc., a California corporation, and the related transactions described below, unless the context requires otherwise.

Item 1.01	Entry into a Material Definitive Agreements.

ACQUISITION OF GREENKRAFT, INC.

On December 5, 2013, the Company entered into a Share Exchange Agreement (the “Purchase Agreement”) with the sole stockholder (the “Stockholder”) of Greenkraft, Inc., a California corporation (“Greenkraft”), pursuant to which, on the Closing Date (as defined under Item 2.01 below), the Company issued 41,500,000 shares (the “Company Shares”) of our common stock to the Stockholder in consideration of the Stockholder’s transfer of all of his 100,000,000 Greenkraft shares (the “Greenkraft Shares”) to our wholly-owned acquisition subsidiary, Greenkraft, Inc, a Nevada corporation (the “Acquisition Subsidiary)., at which time Greenkraft became Acquisition Subsidiary’s  wholly owned subsidiary (the “Acquisition”).

Prior to the Acquisition, Greenkraft was the Company’s controlling stockholder, owning approximately 68% of our common stock which it purchased in May 2013. In addition, George Gemayel, Greenkraft’s sole shareholder, president and director, was appointed as the Company’s president and sole director in connection with their purchase of the controlling interest in May 2013. The Greenkraft Shares exchanged for the Company shares were valued at $100,000,000 based on internal forecasts and EBITDA projections prepared by the common management of Greenkraft and the Company. There was no third party independent valuation.

As a condition to the closing of the Acquisition, (i) on the Closing Date, 2,300,000 shares of the Company’s issued and outstanding common stock previously held by Greenkraft were cancelled pursuant to the terms of the Purchase Agreement (the “Cancelled Shares”); (ii) the Company agreed to appoint the other Greenkraft directors Sosi Bardakjian, Evan Ginsburg, Assadour (Ace) Sarafian and Miguel Pulido as our directors and (iii) Greenkraft was required to deliver audited financial statements from an independent audit firm registered with the PCAOB.   In addition, Mr. Gemayel resigned as the Company’s CFO and Sosi Bardakjian was appointed to replace him on the closing of the Acquisition.

Item 2.01	Completion of Acquisition or Disposition of Assets.

See Item 1.01 above.  On December 6, 2013 (the “Closing Date”) and pursuant to the terms and conditions of the Purchase Agreement, we consummated the Acquisition, and Greenkraft became the Company’s wholly owned subsidiary. More specifically, pursuant to and in connection with the Purchase Agreement:

●
in exchange for 100% of the issued and outstanding Greenkraft equity being transferred to the Acquisition Subsidiary, the Company issued to the Stockholder an aggregate of 41,500,000 shares of the Company’s common stock. The value of the Greenkraft Shares being exchanged for the 41,500,000 Company Shares was $100,000,000, which valuation was based on internal forecasts and EBITDA projections prepared by the common management of Greenkraft and the Company. There was no third party independent valuation;

●	in addition, pursuant to the terms of the Purchase Agreement, the Cancelled Shares were cancelled.

●
Each of Greenkraft’s other directors, Sosi Bardakjian, Evan Ginsburg, Assadour (Ace) Sarafian and Miguel Pulido were appointed as directors of the Company concurrent with the closing of the Acquistion. In addition, George Gemayel resigned as the Company’s CFO and Sosi Bardakjin was appointed to replace him on the closing date of the Acqiusition.

●
Prior to the Acquisition, Greenkraft was the Company’s controlling stockholder, owning approximately 68% of the Company’s common stock which it purchased in May 2013. In addition, George Gemayel, Greenkraft’s sole shareholder, president and director, was appointed as the Company’s president and sole director in connection with its purchase of the controlling interest in May 2013.

As a result, on the Closing Date, beneficial ownership of the Company’s common stock was as follows:

●	The Stockholder acquired in the aggregate beneficial ownership of approximately 97.5% of our issued and outstanding common stock;

●
The holders of the Company’s common stock immediately prior to the consummation of the Acquisition continued to hold approximately 2.5% of our issued and outstanding common stock after the completion of the Acquisition.

A discussion of the beneficial ownership of the Company’s directors, officers and principal stockholders is set forth below in the section entitled “Item 4.—Security Ownership of Certain Beneficial Owners and Management ” beginning on page 23 of this Current Report on Form 8-K and is incorporated herein by reference.

As a consequence of our acquisition of Greenkraft, we intend to conduct the business described under the Section of this Current Report on Form 8-K under the heading “Item 1.—Business—The Business of Greenkraft” as our sole business.

Upon the closing of the Acquisition, the following persons held the following positions with our Company:

Name	Position with the Company

George Gemayel	Chief Executive Officer and a director (Chairman)
Sosi Bardakjian	Chief Financial Officer and a director
Evan Ginsburg	Director
Assadour (Ace) Sarafian	Director
Miguel Pulido	Director

Change Resulting from the Acquisition

Following the Acquisition, the Company intends to conduct the business described under the Section of this Current Report on Form 8-K under the heading “Item 1.—Business—The Business of Greenkraft” as its sole business.

Change in Directors Serving on our Board

In connection with the Acquisition, the number of directors serving on the Company’s Board of Directors (the “Board”) increased from one director to five (5) directors and Sosi Bardakjian; Evan Ginsburg, Assadour (Ace) Sarafian and Miguel Pulido (all of whom were directors of Greenkraft prior to the Acquisition) were appointed to fill the vacancies and serve on our Board.

All directors hold office for one (1) year terms until the election and qualification of their successors. Officers are appointed by the Board and serve at the discretion of the Board.

Reference is made to the disclosures set forth below in Item 5.02 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.  Additionally, information with respect to each of our directors may be found in the section entitled “Directors and Executive Officers” beginning on page 24 of this Current Report on Form 8-K.

Change in Control and Shell Company Status

As a result of the Acquisitions, the Company experienced a change in control and ceased to be a “shell” company as defined in Rule 12b-2 promulgated under the Exchange Act.

Accounting Treatment

The closing of the Acquisition represented a change in control of our company. Prior to the merger, Greenkraft, Inc. owned a majority share of the Company. As a result, the merger will be accounted for as a combination between entities under common control under ASC 805-10-15. Accordingly, the historical financial statements will be adjusted retroactively assuming the transaction occurred on the first day of the first period presented.

FORM 10 INFORMATION

1.           Business

The following describes the business of Sunrise Global, Inc., a Nevada corporation now known as Greenkraft, Inc. Whenever the terms “our,” “we” “us” and the “Company” are used herein they refer to Sunrise Global, Inc., a Nevada corporation (now known as Greenkraft Inc.), together with Greenkraft, our wholly-owned subsidiary, unless the context otherwise provides.

CORPORATE OVERVIEW AND HISTORY OF SUNRISE GLOBAL (NOW KNOWN AS GREENKRAFT INC.)

We were incorporated on September 27, 2006 in Nevada as Sunrise Global, Inc. Effective December 27, 2013, our corporate name was changed to Greenkraft Inc. to reflect consummation of the Acquisition. We are a recycled industrial waste resale company. Our address is 2530 S. Birch Street, Santa Ana, CA and our telephone number is (714) 545-7777.

We are a recycled industrial waste resale company with limited operations based in the United States and China. We were formed to sell recycled industrial waste material to customers in China. Our main operations and services include the acquisition of recyclable materials such as scrap metals, plastic, cardboard, and paper sourced from suppliers in the United States and the resale of such material to customers in China.

We are a development stage company that has generated very little revenues from operations since our incorporation on September 27, 2006. We have incurred losses since our inception. We still need to rely upon the sale of our securities and funds provided by management to cover expenses. In addition, our independent accountant has issued an opinion indicating that there is substantial doubt about our ability to continue as a going concern.

Since our inception, we have been primarily engaged in business planning activities, including researching opportunities for sale of recycled material in China and performing due-diligence regarding potential sources for recycled material acquisition, shipping and potential customers, and raising capital.

We have no binding contracts, agreements or commitments for any of these required activities. We have no sources of financing for implementation of our business plan identified.

Since our company became a public company, we had only exported four containers of plastic scraps to buyers in China. Due to the crash in commodity prices in 2009, we suspended our business operations in order to avoid market risks. Since then, we have been trying to restart our business operation; however, we haven’t successfully developed any good business opportunity yet.

Change of Control

On May 16, 2013, the Company’s former sole officer, director and controlling stockholder, Shaojun Sun, sold 2,300,000 shares of our common stock (the “Control Shares”) held by him to Greenkraft, Inc., a California corporation pursuant to the terms of a stock purchase agreement, Mr. Shaojun Sun transferred control of us to Greenkraft, giving Greenkraft approximately 68% of all votes entitled to be cast in any matter requiring or permitting a vote of stockholders. The change of control described above did not result in an Item 5.06 change in shell company status. In addition, George Gemayel, president and sole shareholder of Greenkraft, was appointed as the sole officer and director of the Company in connection with the acquisition of the Control Shares.

On the Closing Date, the Company acquired Greenkraft through its wholly-owned Acquisition Subsidiary.

The Business of Greenkraft

Overview

Greenkraft was incorporated under the laws of California on October 31, 2008.  On December 6, 2013, the Company (through its wholly-owned Acquisition Subsidiary) acquired 100% of our capital stock and as a result, Greenkraft is now a wholly owned subsidiary of Acquisition Subsidiary, the Company’s wholly-owned subsidiary. Greenkraft has no subsidiaries and is not a reporting issuer in the United States.

Greenkraft is a manufacturer and distributor of automotive products.  Greenkraft manufactures commercial forward trucks for vehicle classes 3,4, 5, 6, and 7 (GVW ranging from 10,001 lbs. to 33,000 lbs.) in alternative fuels.  Greenkraft also manufactures and sells alternative fuel systems to convert petroleum based fuels to natural gas and propane fuels.

Greenkraft’s current executive offices are located at 2530 S. Birch Street, Santa Ana, California 92707 and its telephone number is (714) 545-7777.

Industry Overview

The combination of environmental pressures, regulations, and alternative fuel vehicle initiatives has resulted in the transportation industry offering environmentally friendly, fuel-efficient vehicles. Currently automotive manufacturers are actively engaged in the competitive pursuit of innovative, clean, alternative fuel vehicles – particularly as they strive to meet new emissions rules and contribute to reducing greenhouse gases. These alternative fuel vehicles can provide needed performance, sustained mobility, and immediate emissions reductions in the industry.  Compressed natural gas (CNG) and liquefied petroleum gas (LPG) are abundantly available in the US, and a growing network of fueling stations exists in California. Light- and medium-duty service trucks are utilized by a growing business sector. Developing these vehicles to run on CNG, LPG, and electric will offer a cleaner fuel choice for these business operators without sacrificing availability, safety, or convenience.

Natural gas powers about 112,000 vehicles in the United State and roughly 14.8 million vehicles worldwide.  Natural gas vehicles which can run on compressed natural gas are good choices for high mileage centrally fueled fleets which operate within a limited area.  For vehicles needing to travel long distances, liquifed natural gas is a good choice.  CNG and LNG are considered alternative fuels under the Energy Policy Act of 1992.

Today’s fleets are increasingly interested in medium and heavy duty vehicles that use alternative fuels or advanced technologies that can help reduce operating costs, meet emission requirements and support US energy independence.  Vehicle and engine manufacturers are responding to this interest with a wide range of options across a steadily growing number of vehicle applications.

Our business expects to benefit from the availability of government tax incentives, such as tax credits and grants to encourage the use of natural gas in trucks, buses and other vehicles. On December 31, 2012, the United States Congress passed the American Tax Relief Act of 2012, which extended the Alternative Fuels Excise Tax Credit of U.S.$0.50 per gallon for LNG and U.S.$0.50 per GGE of CNG until December 31, 2013 and also made those credits retroactive to January 1, 2012. In addition, the Alternative Fuel Vehicle Fueling Infrastructure Credit of 30% of the cost of any qualified alternative fuel vehicle refuelling property placed in service during the taxable year, not to exceed U.S.$30,000 in the case of a property of a character subject to an allowance for depreciation, and U.S.$1,000 in any other case, was also extended until December 31, 2013 and made retroactive to January 1, 2012. There was also an extension and modification of the bonus depreciation provision that extends the 50% bonus depreciation through to January 1, 2014.

In the absence of federal legislation, individual states have initiated and passed bills to provide incentives to encourage the use of domestic energy sources such as natural gas. Texas Senate Bills 20 and 385 have been passed and authorize funding for approximately U.S.$16 million for natural gas vehicle rebates, which includes converting heavy-duty fleet vehicles to natural gas, and U.S.$4 million per year for the next two years for the establishment of natural gas stations between the cities of Dallas, San Antonio and Houston. California, through the CEC with funds through Assembly Bill 118, has established the Natural Gas Vehicle Buy-Down Program, a rebate program to incentivize the deployment of natural gas and propane vehicles in all weight classes in California. Funding for this program for 2012 was U.S.$12.7 million. No date for 2013 applications has been announced. California also has programs authorized by Proposition 1B that periodically make funding available to promote the use of cleaner heavy-duty trucks within the state. Pennsylvania through House Bill 1950 authorizes U.S.$20 million over three years in vehicle and transit grants of up to U.S.$20,000 per vehicle. Other states such as Louisiana, Oklahoma, and West Virginia offer state income tax credits for the purchase of alternative fuel vehicles including natural gas.

Greenkraft’s Principal Products and Services

Greenkraft currently offers two main products and services at this time:

1.	Commercial forward cabin trucks that run on alternative fuels such as compressed natural gas (CNG) or liquefied propane gas (LPG).

2.	Conversion of existing vehicles to run on alternative fuels such as CNG, or LPG.

Commercial Forward Cab Trucks with Alternative Fuels

We currently offer commercial trucks (Classes 3, 4, 5, 6, 7) with dedicated natural gas fuel system for 6.0 liter Greenkraft/General Motor (GM) engines for 14,000 lbs. and above gross vehicle weight rating (GVWR) trucks and custom chassis manufacturers.    Greenkraft offers a range of Class 3-7 cab-forward trucks based on chassis from JAC, China’s Anhui Jianghuai Automobile Company.  Greenkraft then installs 6.0-liter GM engines and its CNG fuel systems and adds Quantum Technologies’ tank systems in the vehicle.   The CNG fuel systems are assembled by Greenkraft using parts manufactured by various suppliers.  The chassis and cabin are imported from overseas and the powertrain is assembled in the chassis.  Prior to delivery and order of the chassis, Greenkraft provided specific design specifications to JAC to ensure that the chassis complied with US guidelines and specifications.  Greenkraft has received California Air Resources Board (CARB) and U.S. Environmental Protection Agency (EPA) certification of its 2013 and 2014 dedicated-compressed natural gas fuel systems for its 6.0-liter GM engines for 14,000 lbs. and above GVWR trucks.  Greenkraft completes assembly (through the use of employees provided by CEE, LLC, an entity controlled by our president, George Gemayel) of the trucks and CNG fuel systems at its location in Santa Ana, CA.  Greenkraft uses its strategic partner, CEE, LLC for the testing of its engines prior to applying for the CARB and EPA certifications referred to above.  In addition, Greenkraft used CEE, LLC and G&K Automotive, another strategic partner, in connection with research and development activities.   See “—Strategic Partners” below.

Customers

Greenkraft has sold its alternative fuel trucks to Ryder System, Fox Transportation, Otto Environmental Systems, and City of Santa Monica.

●	Ryder System, Inc.—submitted purchase orders for 20 CNG trucks from Greenkraft. Greenkraft began delivery of these trucks in the third quarter of 2013.
●	Fox Transportation—submitted purchase orders for 30 CNG trucks and 40 propane trucks. Greenkraft began delivery of the trucks in third quarter of 2013.
●	Otto Environmental Systems – submitted a purchase order for 4 CNG trucks to be used in waste management industry. Greenkraft expects to begin delivery by January 2014.
●	City of Santa Monica – submitted a purchase order for 3 CNG trucks to be used in their fleet. Greenkraft expects to begin delivery by January 2014.

Funding for the incremental cost of the vehicles was provided by the California Energy Commission (CEC) and the Mobile Source for Pollution Reduction Review Committee.  The CEC provides up to (i) $20,000 per vehicle that are up to 26,000 LBS GVWR and (ii) $26,000 per vehicle that are over 26,000 LBS GVWR.  These funds are paid directly to us and taken in as deposits until actual delivery of the vehicles at which time it is deemed revenue.  We have received $1.140 million from the CEC related to the sale of CNG and propane trucks.

In addition, Greenkraft has dealer relationships with each of (i) Don Kahan Motor, Inc. for sales of CNG vehicles in Missouri and Kansas and parts of Illinois and (ii) A.R. Natural Gas Fueling Systems for sales of Greenkraft’s CNG vehicles in Pennsylvania. Each of these dealers has placed an order for 25 of our CNG trucks. We expect to start delivering trucks to these dealers in the second  half of 2014. Greenkraft has had discussions with other dealers throughout the United States and intends to enter into formal relationships with these dealers upon completion and assembly of additional truck inventory.  There is no guarantee that Greenkraft will enter into additional contracts or formal relationships with its current customers and additional dealers.

Convert Vehicles for Alternative Fuels

In addition to our offering of new commercial trucks in alternative fuels, we can convert other existing vehicles (such as vehicles manufactured by Ford or GM that do not currently run on alternative fuels) to allow engines to run on CNG or LPG instead of gas or diesel. Greenkraft converted 20 Isuzu trucks to CNG operation for Fox Transportation in 2013. In addition, Greenkraft has converted vehicles for other dealers including, without limitation, Tom’s Truck Center, Borhner Trucks, Rush Trucks and Rentals, and Thorson Motors. Prior to 2014, all vehicle conversions were completed with employees provided by CEE, LLC, an entity controlled by our president, George Gemayel. Beginning in 2014, we intend to hire its own employees for vehicle conversions. Until such employees are hired, we will continue to use personnel provided by CEE LLC.

Suppliers

Greenkraft has supplier relationships with each of Anhui Jianghuai Automobile Company (JAC Motors), General Motors and Quantum Technologies for supply of the chassis, engine and CNG tanks, respectively.

Anhui Jianghuai Automobile Company (JAC Motors)—Chassis

In October 2012, Greenkraft entered into an agreement with JAC Motors, a Chinese Truck Chassis Manufacturer for the supply of its chassis and cabins .  Greenkraft is entitled to use the JAC brand name for manufacturing and distribution of its trucks.  The Agreement is for a term of 5-years and will automatically be renewed for an additional 5-years if the product targets are met.

Greenkraft has relationships with other chassis suppliers. In the event that its relationship with JAC Motors was terminated, Greenkraft is confident that it could procure a relationship with an alternative chassis supplier on commercially reasonable terms.

General Motors (GM)—Engines/Power Trains

In October 2011, Greenkraft entered into an agreement with GM under which Greenkraft will have access to GM motors and power trains for insertion into their alternative fuel trucks. The agreement is for a 3-year term and expires on December 31, 2014. Greenkraft has relationships with other suppliers of engines and power trains. In the event that Greenkraft’s agreement with GM is terminated, it is confident that it could execute agreements with other suppliers for its engines on commercially reasonable terms.

Quantum Technologies—CNG tanks and tank assemblies

In December 2012, Greenkraft entered into $2.5 million purchase order and summary of terms with Quantum Fuel Systems, Inc. under which Quantum agreed to supply Greenkraft with 250 Type 4 30 GGE CNG cylinder tanks including assembly.

Greenkraft obtains most components for the alternative fuel trucks from various suppliers as discussed above.  In addition, the fuel systems are put together with different components from various suppliers.  All components are either procured from suppliers or made specifically by suppliers for Greenkraft.  Greenkraft does design certain components and brackets for use in its alternative fuel trucks and conversion systems and then contracts suppliers to make these items based on Greenkraft’s design and specification.

Strategic Partners

Greenkraft has a strategic relationship with CEE, LLC, an emission laboratory of which George Gemayel is the managing member. CEE, LLC is recognized by EPA and CARB and has certified vehicles over 30 years. CEE has also provided its employees to Greenkraft for its truck assembly and conversion jobs with the salaries paid for by CEE which is reflected as a capital contribution to Greenkraft by Mr. Gemayel. Greenkraft does not have a written agreement with CEE LLC governing this relationship. Beginning in 2014, Greenkraft intends to hire its employees directly for truck assembly and intends to hire 10-20 employees in 2014 for truck assembly but will continue to use personnel provided by CEE LLC until such employees are hired. In addition, Greenkraft will continue to use CEE for testing of its engines to ensure CARB compliance.

Greenkraft also works with an automotive technical division in the automotive safety compliance industry. G&K Automotive Conversion Inc. (“G&K”). G&K is a California based company founded in 1982 to modify and certify foreign motor vehicles to meet the stringent vehicle safety and emission standards of the United States. G&K is certified as a Registered Importer (“RI”) by the Department of Transportation (“DOT”) and is certified as an Independent Commercial Importer (“ICI”) by the Environmental Protection Agency (“EPA”). G&K is also recognized by the California Air Resources board (“CARB”) as an approved motor vehicle modifier. G&K is able to provide DOT, EPA, and CARB certification services at a full-service state-of-the-art facility in Santa Ana, California. Mr. George Gemayel is the president and controlling shareholder of G&K. Greenkraft does not have a written agreement with G&K governing this relationship.

Sales Distribution Strategy

As discussed above, Greenkraft already has distribution agreements in place with each of (i) Don Kahan Motors, Inc. for sales of CNG vehicles in Missouri and Kansas parts of Illinois and (ii) A.R. Natural Gas Fueling Systems for sales of Greenkraft’s CNG vehicles in Pennsylvania. In the event that Greenkraft’s relationship with either of these dealers terminated, Greenkraft has relationships with other dealers in these geographic areas and believes it could enter into additional agreements on commercially reasonable terms. Greenkraft intends to enter into distribution agreements with other dealers for other territories in the United States. Greenkraft has already had discussions with distributors in New York, New Jersey, California and Oregon for formal distribution relationships, which it intends to formalize upon reaching a critical mass of inventory of its alternative fuel trucks. Greenkraft believes partnering with dealers for distribution of its trucks will have certain advantages such as, experienced trained sales force; service network, existing customer base and should also serve to reduce marketing costs.

Employees

Immediately following the closing of the Acquisition, we had 2 employees, including our executive officers George Gemayel and Sosi Bardakjian. Greenkraft intends to hire 10-20 employees in 2014.

Intellectual Property

We intend to rely on a combination of trademark, copyright, certifications and trade secret laws and disclosure restrictions to protect our intellectual property rights. We intend to maintain a policy requiring our employees, consultants and other third parties to enter into confidentiality and proprietary rights agreements and to control access to software, documentation and other proprietary information.

We will enter into confidentiality and invention assignment agreements with our employees and contractors, and nondisclosure agreements with parties with whom we conduct business in order to limit access to and disclosure of our proprietary information.

We will aggressively protect our intellectual property rights by relying on federal, state and common law rights, as well as a variety of administrative procedures.  We will pursue the registration of our trademarks, copyrights, and domain names in the U.S. and international jurisdictions.

The steps we have taken to protect our intellectual property rights may not be adequate. Third parties may infringe or misappropriate our proprietary rights. Competitors may also independently develop technologies that are substantially equivalent or superior to the technologies we employ in our services. Failure to protect our proprietary rights adequately could significantly harm our competitive position and results of operations.

Governmental Programs, Incentives and Regulations

California Energy Commission (CEC)

The California Energy Commission is currently providing buy-downs related to the purchase of alternative fuel trucks to cover the incremental cost of purchasing alternative fuel vehicles.  Greenkraft received $1,140,000 from the CEC of which (i) $400,000 was applied to the buy-down of 20 CNG vehicles of 16,000 lbs.; (ii) $340,000 was applied to the buy down of 17 CNG vehicles of 14,500 lbs. and (iii) $400,000 was applied to the buy down of 40 propane vehicles of 14,500 lbs.

California Alternative Energy and Advanced Transportation Financing Authority Tax Incentives

We intend to apply for an arrangement with the California Alternative Energy and Advanced Transportation Financing Authority (CAEATFA) that could result in an exemption from California state sales and use taxes for sale of our trucks.

Regulatory Credits

In connection with the delivery and placement into service of our alternative fuel vehicles in the United Sates, we may be able to earn various tradable regulatory credits that can be sold to other manufacturers.

Under the Environmental Protection Agency’s (EPA) national greenhouse gas (GHG) emission standards, vehicle manufacturers are required to meet fleet-wide average carbon dioxide emissions standards for cars and trucks at increasingly lower levels annually from 2012 – 2025. Those manufacturers whose fleet wide average fails to meet such standards have a deficit in their emission profile. Those manufacturers whose fleet wide average performs better than such standards may earn credits. Manufacturers may sell excess credits to other manufacturers who can apply such credits to comply with these regulatory requirements. As a manufacturer solely of zero emission vehicles, we earn the full amount of GHG credits established by the standards on each vehicle sold. We have entered into agreements with another automobile manufacturer to sell the credits that we earn.

We may enter into contracts for the sale of credits with several automotive manufacturers, if and when such credits are earned by us.

Regulation—EPA Emissions & Certificate of Conformity

Our products are sold to commercial users.  Our alternative fuel engines are subject to approval for the U.S. EPA as well as state agencies such as the CARB.  We have received Certificates of Conformity from the EPA for our natural gas engines that go into vehicles (in excess of 14,000 lbs.) in both 2012, 2013, and 2014.  In addition the CARB has issued executive orders for 4.8 liter, and 6.0 liter CNG engines in 2012 and 6.0 liter propane engines in 2014 and 6.0 liter and 6.8 liter CNG engines in 2013 and 2014.

Competition

Competition in the automotive industry is intense and evolving. We believe the impact of new regulatory requirements for vehicle emissions, technological advances in powertrain and shifting customer needs and expectations are causing the industry to evolve in the direction alternative fuel vehicles. We believe the primary competitive factors in our markets include but are not limited to:

•	product quality and safety;

•	service options;

•	product performance;

•	product price; and

•	manufacturing efficiency.

The worldwide automotive market, particularly for alternative fuel vehicles, is highly competitive today and we expect it will become even more so in the future.

Most of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Virtually all of our competitors have more extensive customer bases and broader customer and industry relationships than we do. In addition, almost all of these companies have longer operating histories and greater name recognition than we do. Our competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market and sell their products more effectively.

Item 1A.            Risk Factors

An investment in our common stock involves various risks. You should carefully consider the risk factors set fort below in conjunction with the other information contained in this report before purchasing our common stock. If any of the risks discussed in this report actually occur, our business, operating results, prospects and/or financial condition could be adversely impacted.  This could cause the market price of our common stock to decline and could cause you to lose all or part of your investment.

Risks Related to Our Business and Industry

Our long-term success will be dependent upon our ability to design and achieve market acceptance of new alternative fuel commercial trucks.

Our long-term success is dependent on market acceptance of our new alternative fuel commercial trucks. There is no guarantee that our alternative fuel commercial trucks will be successfully accepted by the general public in the long-term. In addition, as technologies change in the future, we may be expected to upgrade or adapt our vehicles and introduce new models in order to continue to provide vehicles with the latest technology and meet customer expectations. We have limited experience simultaneously designing, assembling, converting and selling our alternative fuel commercial trucks.

Our future growth is dependent upon consumers’ willingness to adopt alternative fuel commercial trucks.

Our growth is highly dependent upon the adoption by consumers of, and we are subject to an elevated risk of any reduced demand for, alternative fuel alternative fuel commercial trucks. If the market for alternative fuel commercial trucks does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition and operating results will be harmed. The market for alternative fuel vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements and changing consumer demands and behaviors.

Our limited operating history makes evaluating our business and future prospects difficult, and may increase the risk of your investment.

You must consider the risks and difficulties we face as an early stage company with a limited operating history. If we do not successfully address these risks, our business, prospects, operating results and financial condition will be materially and adversely harmed. We were formed in 2008 and only recently began delivering our first alternative fuel trucks.  We intend to derive substantial revenues from the sales of future alternative fuel trucks. It is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. In the event that actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially affected.

If our commercial trucks fail to perform as expected, or if we suffer product recalls, our ability to develop, market and sell our alternative fuel vehicles could be harmed.

Our commercial trucks may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair. While we intend to perform extensive internal testing, there can be no assurance that we will be able to detect and fix any defects in the vehicles prior to their sale to consumers.

Our alternative fuel commercial trucks may not perform consistent with customers’ expectations or consistent with other vehicles currently available. Any product defects or any other failure of our performance electric vehicles to perform as expected could harm our reputation and result in adverse publicity, lost revenue, delivery delays, product recalls, product liability claims, harm to our brand and reputation, and significant warranty and other expenses, and could have a material adverse impact on our business, financial condition, operating results and prospects.

We have a history of losses.

We incurred net losses of $910,556 and $726,375 for the years ended December 31, 2012 and 2011, respectively. In addition, we incurred net losses of $537,183 and $517,005 for the nine months ended September 30, 2013 and 2012, respectively. We had net income of $181,389 for the three months ended September 30, 2013, but other than this most recent quarter, we had net losses in each quarter since our inception. There can be no assurance that our sales of alternative fuel vehicles will continue to result in the net income we achieved in our most recent fiscal quarter ended September 30, 2013.

The automotive market is highly competitive, and we may not be successful in competing in this industry. We currently face competition from new and established competitors and expect to face competition from others in the future.

The worldwide automotive market, particularly for alternative fuel vehicles and aftermarket fuel systems, is highly competitive today and we expect it will become even more so in the future.  New developments in technology may negatively affect the development or sale of some or all of our products or make our products uncompetitive.

Most of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Virtually all of our competitors have more extensive customer bases and broader customer and industry relationships than we do. In addition, almost all of these companies have longer operating histories and greater name recognition than we do. Our competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market and sell their products more effectively.

We expect competition in our industry to intensify in the future in light of increased demand for alternative fuel vehicles, continuing globalization and consolidation in the worldwide automotive industry. Factors affecting competition include product quality and features, innovation and development time, pricing, reliability, safety, fuel economy, customer service and financing terms. Increased competition may lead to lower vehicle unit sales and increased inventory, which may result in a further downward price pressure and adversely affect our business, financial condition, operating results and prospects. Our ability to successfully compete in our industry will be fundamental to our future success in existing and new markets and our market share. There can be no assurances that we will be able to compete successfully in our markets. If our competitors introduce new cars or services that compete with or surpass the quality, price or performance of our cars or services, we may be unable to satisfy existing customers or attract new customers at the prices and levels that would allow us to generate attractive rates of return on our investment. Increased competition could result in price reductions and revenue shortfalls, loss of customers and loss of market share, which could harm our business, prospects, financial condition and operating results.

We may need or want to raise additional funds and these funds may not be available to us when we need them. If we cannot raise additional funds when we need or want them, our operations and prospects could be negatively affected.

The design, manufacture, and sale of alternative fuel vehicles is a capital intensive business. As of September 30, 2013, we had approximately $411,432 in principal sources of liquidity from our cash and cash equivalents. We anticipate requiring approximately $1 million to fund operations over the next twelve months, including labor, rent and parts for building trucks.

We may need to raise additional funds through the issuance of equity, equity-related or debt securities or through obtaining credit from government or financial institutions. This capital will be necessary to fund and expand our ongoing operations, continue research and development projects. We cannot be certain that additional funds will be available to us on favorable terms when required, or at all. If we cannot raise additional funds when we need them, our financial condition, results of operations, business and prospects could be materially adversely affected. Additionally, under our credit facility with Pacific Premier, we are required to maintain certain financial ratios, including a global debt coverage ratio and a debt/worth ratio which may require us to obtain a waiver from Pacific Premier Bank in order to incur additional indebtedness in the future. We may not be able to obtain such waiver from Pacific Premier which may harm our business. Future issuance of equity or equity-related securities will dilute the ownership interest of existing stockholders and our issuance of debt securities could increase the risk or perceived risk of our company.

The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, financial condition, operating results and prospects.

We are partly dependent on government incentives to facilitate demand for our products and these incentives may not be renewed or may be redirected.

Our business is expected to benefit from the availability of government tax incentives, such as tax credits and grants to encourage the use of natural gas in trucks, buses and other vehicles. On December 31, 2012, the United States Congress passed the American Tax Relief Act of 2012, which extended the Alternative Fuels Excise Tax Credit of U.S.$0.50 per gallon for LNG and U.S.$0.50 per GGE of CNG until December 31, 2013 and also made those credits retroactive to January 1, 2012. In addition, the Alternative Fuel Vehicle Fueling Infrastructure Credit of 30% of the cost of any qualified alternative fuel vehicle refuelling property placed in service during the taxable year, not to exceed U.S.$30,000 in the case of a property of a character subject to an allowance for depreciation, and U.S.$1,000 in any other case, was also extended until December 31, 2013 and made retroactive to January 1, 2012. There was also an extension and modification of the bonus depreciation provision that extends the 50% bonus depreciation through to January 1, 2014.

In the absence of federal legislation, individual states have initiated and passed bills to provide incentives to encourage the use of domestic energy sources such as natural gas. Texas Senate Bills 20 and 385 have been passed and authorize funding for approximately U.S.$16 million for natural gas vehicle rebates, which includes converting heavy-duty fleet vehicles to natural gas, and U.S.$4 million per year for the next two years for the establishment of natural gas stations between the cities of Dallas, San Antonio and Houston. California, through the CEC with funds through Assembly Bill 118, has established the Natural Gas Vehicle Buy-Down Program, a rebate program to incentivize the deployment of natural gas and propane vehicles in all weight classes in California. Funding for this program for 2012 was U.S.$12.7 million. No date for 2013 applications has been announced. California also has programs authorized by Proposition 1B that periodically make funding available to promote the use of cleaner heavy-duty trucks within the state. Pennsylvania through House Bill 1950 authorizes U.S $20 million over three years in vehicle and transit grants of up to U.S.$25,000 per vehicle. Other states such as Louisiana, Oklahoma, and West Virginia offer state income tax credits for the purchase of alternative fuel vehicles including natural gas.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of alternative fuel vehicles, fiscal tightening or other reasons may result in the diminished competitiveness of the alternative fuel vehicle industry generally. This could materially and adversely affect the growth of the alternative fuel automobile markets and our business, prospects, financial condition and operating results.

We could become subject to product liability claims.

Our business exposes us to potential product liability claims that are inherent to natural gas, LPG and products that use these gases. Natural gas and LPG are flammable gases and are potentially dangerous products. Any accidents involving our products or other natural gas, or LPG could materially impede widespread market acceptance and demand for our engines and fuel systems. In addition, we may be subject to a claim by end-users or others alleging that they have suffered property damage, personal injury or death because our products did not perform adequately. Such a claim could be made whether or not our products perform adequately under the circumstances. From time to time, we may be subject to product liability claims in the ordinary course of business, and we carry a limited amount of product liability insurance for this purpose. However, our current insurance policies may not provide sufficient or any coverage for such claims, and we cannot predict whether we will be able to maintain our insurance coverage on commercially acceptable terms.

Natural gas, LPG, and products that use these gases entail inherent safety and environmental risks that may result in substantial liability to us.

Natural gas and LPG are flammable gases and are potentially dangerous products. Our operations, including our research and development and manufacturing processes, are subject to all of the risks and hazards inherent to natural gas, LPG and products that use these gases, including equipment defects, malfunctions and failures and natural disasters, which could result in uncontrollable flows of natural gas, fires, explosions and other damages. Although we believe that our procedures for using, handling, storing and disposing of natural gas, LPG, and other hazardous materials comply with legally prescribed standards, we cannot completely eliminate the risk of contamination or injury resulting from natural gas, LPG, and other hazardous materials and we may incur liability as a result of such contamination or injury. In the event of an accident, we could be held liable for damages or penalized with fines, and the liability could exceed our insurance and other resources, in which event we could incur significant costs that could have a material adverse effect upon its financial condition.

We could become liable for environmental damages resulting from our research, development or manufacturing activities.

The nature of our business and products exposes us to potential claims and liability for environmental damage, personal injury, loss of life, and damage to or destruction of property. Our business is subject to numerous laws and regulations that govern environmental protection and human health and safety. These laws and regulations have changed frequently in the past and it is reasonable to expect additional and more stringent changes in the future. Our operations may not comply with future laws and regulations, and we may be required to make significant unanticipated capital and operating expenditures. If we fail to comply with applicable environmental laws and regulations, governmental authorities may seek to impose fines and penalties on us or to revoke or deny the issuance or renewal of operating permits, and private parties may seek damages from us. Under those circumstances, we might be required to curtail or cease operations, conduct site remediation or other corrective action, or pay substantial damage claims. In addition, depending on the nature of the claim, our current insurance policies may not provide sufficient or any coverage for such claims.

Fuel price differentials are hard to predict and may be less favorable in the future.

The acceptance of natural gas-fuelled engines by customers depends in part on the price differential between natural gas, diesel and gasoline fuels. Natural gas has generally been, and currently is, less expensive than diesel fuel in many jurisdictions. This price differential is affected by many factors, including changes in the resource base for natural gas compared with crude oil, availability of shale gas, pipeline transportation capacity for natural gas, refining capacity for crude oil, and government excise and fuel tax policies. While this price differential increased in the year ended December 31, 2012, there can be no assurance that natural gas will remain less expensive than diesel and gasoline fuels. This may impact upon potential customers’ decisions to adopt natural gas as an energy solution in the short term.

We are dependent on relationships with our suppliers.

While we have negotiated supply agreements with certain suppliers such as JAC Motors for our chassis, GM for the engines for our commercial trucks and Quantum Technologies for the CNG tanks for our commercial trucks.  Thus, we are dependent on their ability to source materials, manage their capacity, workforce and schedules. For a number of reasons, including but not limited to shortages of parts, labor disruptions, lack of capacity and equipment failure, a supplier may fail to supply materials or components that meet our quality, quantity or cost requirements or to supply any at all. If we are not able to resolve these issues or obtain substitute sources for these materials or components in a timely manner or on terms acceptable to us, our ability to manufacture certain products may be harmed, and we may be subjected to cancellation of orders or penalties for failed or late deliveries, which could have a material adverse effect on our business and financial results. Our products also use steel and other materials that have global demand. The prices and quantities at which those supplies are available fluctuate and may increase significantly. Competitive pressure, however, may not allow us to increase the sales price of our products. Any such increases may therefore negatively affect our margins and financial condition. We mitigate these risks by seeking secondary suppliers, carrying inventory and locking in long-term pricing when possible. There are no guarantees, however, that we will be successful in securing alternative suppliers or that our inventory levels will be sufficient for our production requirements.

Our growth is dependent on natural gas refuelling infrastructure that may not be built and commissioned.

For motor vehicles, natural gas must be carried on board in liquefied or compressed form, and there are few public or private refuelling stations available in most jurisdictions. There can be no assurance of the successful expansion of the availability of natural gas as a vehicle fuel or that companies will develop refuelling stations to meet projected demand. If customers are unable to obtain fuel conveniently and affordably, a mass market for vehicles powered by our technology is unlikely to develop.

Changes in environmental and regulatory policies could hurt the market for our products.

We currently benefit from, and hope to continue to benefit from, certain government environmental policies, mandates and regulations around the world, most significantly in the international automotive market and in the United States. Examples of such regulations include those that provide economic incentives, subsidies, tax credits and other benefits to purchasers of low emission vehicles, restrict the sale of engines that do not meet emission standards, fine the sellers of non-compliant engines, tax the operators of diesel engines and require the use of more expensive ultra-low sulphur diesel fuel. There can be no assurance that these policies, mandates and regulations will be continued. Incumbent industry participants with a vested interest in gasoline and diesel, many of which have substantially greater resources than we do, may invest significant time and money in an effort to influence environmental regulations in ways that delay or repeal requirements for clean vehicle emissions. If these are discontinued or if current requirements are relaxed, this may have a material impact on our competitive position.

If we fail to manage future growth effectively as we rapidly grow our company, we may not be able to produce, market, sell and service our vehicles successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. Risks that we face in undertaking this expansion include:

•	finding and training new personnel;

•	forecasting production and revenue;

•	controlling expenses and investments in anticipation of expanded operations;

•	establishing or expanding design, manufacturing, sales and service facilities;

•	implementing and enhancing manufacturing and administrative infrastructure, systems and processes; and

•	addressing new markets.

We intend to continue to hire a significant number of additional personnel. Competition for individuals with experience designing, manufacturing and servicing alternative fuel vehicles is intense, and we may not be able to attract, assimilate, train or retain additional highly qualified personnel in the future. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business and prospects.

If we are unable to attract and/or retain key employees and hire qualified management, technical vehicle engineering, and manufacturing personnel, our ability to compete could be harmed and our stock price may decline.

The loss of the services of any of our key employees could disrupt our operations, delay the development and introduction of our vehicles and services, and negatively impact our business, prospects and operating results as well as cause our stock price to decline. In particular, we are highly dependent on the services of George Gemayel, our Chief Executive Officer and Chairman of our Board of Directors. None of our key employees is bound by an employment agreement for any specific term. There can be no assurance that we will be able to successfully attract and retain senior leadership necessary to grow our business. Our future success depends upon our ability to attract and retain our executive officers and other key technology, sales, marketing, engineering, manufacturing and support personnel and any failure to do so could adversely impact our business, prospects, financial condition and operating results. In addition, we do not have “key person” life insurance policies covering any of our officers or other key employees. Our continued success depends upon our continued ability to hire and retain employees. Additionally, we compete with many mature and prosperous companies in Southern California that have far greater financial resources than we do and thus can offer current or perspective employees more lucrative incentive packages than we can. Any difficulties in retaining current employees or recruiting news ones would have an adverse effect on our performance.

We are subject to substantial regulation, which is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and operating results.

Our alternative fuel vehicles, the sale of trucks in general are subject to substantial regulation under international, federal, state, and local laws. We expect to incur in the future, significant costs in complying with these regulations. For example, the Clean Air Act requires that we obtain a Certificate of Conformity issued by the EPA and a California Executive Order issued by the CARB with respect to emissions for our vehicles.

To the extent the laws change, some or all of our vehicles may not comply with applicable international, federal, state or local laws, which would have an adverse effect on our business. Compliance with changing regulations could be burdensome, time consuming, and expensive. To the extent compliance with new regulations is cost prohibitive, our business, prospects, financial condition and operating results will be adversely affected.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we incur significant legal, accounting and other expenses that we would not incur as a private company, including costs associated with public company reporting requirements. We also incur costs associated with the Sarbanes-Oxley Act of 2002, as amended, the Dodd-Frank Wall Street Reform and Consumer Protection Act and related rules implemented or to be implemented by the SEC and the NYSE AMEX. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. We have estimated the annual costs for our public filings will approximate $60,000. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

We currently rely on our primary executive officer, George Gemayel and his related entities, the loss of any of whom may materially and adversely affect our company.

Currently, we rely on Mr. Gemayel and his related entities for (i) employees for truck assembly and conversion; (ii) loans to purchase inventory and (iii) corporate headquarters at no cost. The loss of Mr. Gemayel and the provision of services by him, the loss of allocation of personnel from his related companies and allocation of space at no cost could have a substantial negative effect on our company. In the event of the loss of services or of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel. We do not have any employment agreements or maintain key person life insurance policies on any of our officers and directors.

Our principal executive officer is engaged in other activities and may not devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.

Our principal executive officer, George Gemayel has existing responsibilities and has additional responsibilities to provide management and services to other entities. Mr. Gemayel currently serves as an officer a director for two private companies, CEE, LLC, an emission laboratory and G&K Automotive Conversion, Inc. At both companies, Mr. Gemayel is the primary executive officer. We initially expect Mr. Gemayel to spend approximately 75% of his time on the business of our company. As a result, demands for the time and attention from Mr. Gemayel from our company and other entities may conflict from time to time. Because we rely primarily on Mr. Gemayel to maintain our business contacts and to promote our services, his limited devotion of time and attention to our business may hurt the operation of our business.

The lack of public company experience of our management team could adversely Impact our ability to comply with the reporting requirements of U.S. Securities Laws.

Both Mr. Gemayel and Ms. Barkadjian, our principal executive officer and principal financial officer, respectively, lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Neither of our executive officers have ever been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

We may be compelled to undertake product recalls, which could adversely affect our brand image and financial performance.

Any product recall in the future may result in adverse publicity, damage our brand and adversely affect our business, prospects, operating results and financial condition.

We have relied on our primary officer and his related entities to provide loans to finance our operations.

We have become reliant on George Gemayel and his related entities to fund our operations. As of September 30, 2013, we owed Mr. Gemayel and his related entities $1,941,916. These loans are undocumented and unsecured. However, any demand by Greenkraft to repay these loans immediately could have a material adverse effect on our operations. Further, financial institutions may be reluctant to lend us additional funds due to the high balance of these related party loans. There is no guarantee that Mr. Gemayel will continue to provide loans as needed in the future, which could have a material effect on our operations.

The line of credit with Pacific Premier Bank contains certain restrictive covenants which could limit management’s discretion to operate the business

In March 2012, Greenkraft entered into a $3.5 million revolving line of credit facility with Pacific Premier Bank. On July 15, 2013 the maturity date was extended to December 10, 2013 and the maximum amount available under this facility was decreased to $2 million. On December 26, 2013, Greenkraft entered into a loan modification agreement to extend the maturity dates to June 10, 2014. Our agreements with Pacific Premier Bank require us to maintain certain financial covenants, such as a current ratio in excess of 1.2 to 1 (measured at year end), a global debt coverage ratio in excess of 1.25 to 1 (evaluated at year end), a tangible net worth ratio of not less than $350,000 on an annual basis and a debt to worth ratio not in excess of 3 to 1.. These covenants could restrict our ability to incur additional debt which could restrict our ability to grow our operations. On October 19, 2013, Pacific Premier advised us that we were not in compliance with the minimum global debt coverage ratio and granted a one-time waiver of this covenant violation on such date There can be no assurance that we will be in compliance with the financial covenants in future periods. Our failure to comply with the covenants included in the Pacific Premier loan agreements could result in an event of default, which could trigger an acceleration of the related debt, which could place a strain on our financial resources and have an adverse effect on our operations.

We are obligated to develop and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an attestation report on the effectiveness of our internal control over financial reporting.

Complying with Section 404 requires a rigorous compliance program as well as adequate time and resources. As a result of developing, improving and expanding our core information technology systems as well as implementing new systems to support our sales, engineering, supply chain and manufacturing activities, all of which require significant management time and support, we may not be able to complete our internal control evaluation, testing and any required remediation in a timely fashion. Additionally, if we identify one or more material weaknesses in our internal control over financial reporting, we may be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on the price of our common stock.

Risks Related to the Ownership of our Common Stock

Concentration of ownership among our existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

As of December 6, 2013, after giving effect to the Acquisition our executive officers and directors beneficially owned, in the aggregate, approximately 97% of our outstanding shares of common stock. In particular, George Gemayel, our Chief Executive Officer, beneficially owned approximately 97% of our outstanding shares of common stock as of December 6, 2013 (after giving effect to the Acquisition). As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

We do not expect to declare any dividends in the foreseeable future.

We do not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors may need to rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which stockholders may have more limited protections against interested director transactions, conflicts of interests and similar matters.

We have not yet adopted any corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. In the future, we may seek to establish an audit and other committees of our board of directors. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Trading in our common stock is limited and the price of our common stock may be subject to substantial volatility.

Our common stock is traded on the OTC Bulletin Board/OTC Marketplace, and therefore the trading volume is more limited and sporadic than if our common stock were traded on a national stock exchange such as The Nasdaq Stock Market or the NYSE Amex. Additionally, the price of our common stock may be volatile as a result of a number of factors, including, but not limited to, the following:

•	quarterly variations in our operating results;

•	large purchases or sales of our common stock;

•	actual or anticipated announcements of new products or services by us or competitors;

•	general conditions in the markets in which we compete; and

•	economic and financial conditions.

“Penny stock” regulations may impose certain restrictions on the marketability of our securities.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions (including the issuer of the securities having net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000 or average revenue of at least $6,000,000 for the last three years). As a result, our common stock could be subject to these rules that impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally persons with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a “penny stock,” unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the “penny stock” market.  The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Finally, monthly statements must be sent disclosing recent price information for the “penny stock” held in the account and information on the limited market in “penny stocks.”  Consequently, although the “penny stock” rules do not currently apply to our securities, if these rules do become applicable in the future, this may restrict the ability of broker-dealers to sell our securities.

Securities analysts may not cover our common stock and this may have a negative impact on our common stock’s market price.

The trading market for our common stock may depend on the research and reports that securities analysts publish about us or our business.  We do not have any control over these analysts.  There is no guarantee that securities analysts will cover our common stock.  If securities analysts do not cover our common stock, the lack of research coverage may adversely affect our common stock’s market price, if any. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline.  If one or more of these analysts ceases to cover us or fails to publish regularly reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Item 2.               Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information set forth and discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operation is derived from: (i) the audited financial statements of Greenkraft for the years ended December 31, 2012 and 2011 and the related notes thereto, which are included as Exhibit 99.1 to this Current Report on Form 8-K; and (ii) the unaudited financial statements of Greenkraft for the interim nine (9) month periods ended September 30, 2013 and the related notes thereto, which are included as Exhibit 99.2 to this Current Report on Form 8-K.  The following information and discussion should be read in conjunction with such financial statements and notes thereto.  Additionally, this Management’s Discussion and Analysis of Financial Condition and Results of Operation contains certain statements that are not strictly historical and are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a high degree of risk and uncertainty.  Actual results may differ materially from those projected in the forward-looking statements due to other risks and uncertainties that exist in the Company’s operations, development efforts and business environment, the other risks and uncertainties described in the section entitled “Cautionary Note Regarding Forward-Looking Statements” at the front of this Current Report on Form 8-K, and our “Risk Factors” section herein.  All forward-looking statements included herein are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement.

The separate financial statements of Sunrise Global, Inc., a Nevada corporation now known as Greenkraft Inc.. and the Management’s Discussion and Analysis of Financial Condition and Results of Operation with respect to Sunrise Global’s financial statements are contained in Sunrise Global, Inc.’s (now known as Greenkraft Inc.) Annual Report on Form 10-K, as amended, for the year ended April 30, 2013, filed with the Securities and Exchange Commission on August 12, 2013. The unaudited pro forma consolidated financial statements of the Company are contained in Exhibit 99.3 to this Current Report and are also incorporated by reference into this Current Report on Form 8-K.

Company Overview

Greenkraft was incorporated under the laws of California on October 31, 2008. On December 6, 2013, Sunrise Global, Inc. now known as Greenkraft Inc. (through its wholly-owned Acquisition Subsidiary) acquired 100% of our capital stock and as a result, Greenkraft is now a wholly owned subsidiary of Acquisition Subsidiary, Sunrise Global, Inc.’s wholly-owned subsidiary. Greenkraft has no subsidiaries and is not a reporting issuer in the United States.

Greenkraft is a manufacturer and distributor of automotive products.  Greenkraft manufactures commercial forward trucks for vehicle classes 3, 4, 5 and 6 (GVW ranging from 10,001 lbs. to 26,000 lbs.) in alternative fuels.  Greenkraft also manufactures and sells alternative fuel systems to convert petroleum based fuels to natural gas engines.

Greenkraft’s current executive offices are located at 2530 S. Birch Street, Santa Ana, California 92707 and its telephone number is (714) 545-7777.

Summary of Significant Accounting Policies

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States necessarily requires management to make estimates and assumptions that affect the amounts reported in the financial statements. We regularly evaluate estimates and judgments based on historical experience and other relevant facts and circumstances. Actual results could differ from those estimates.

Revenue recognition - Greenkraft recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured. This typically occurs when the product is shipped or delivered to the customer.  Cash payments received prior to delivery of products are deferred until the products are delivered.

Cash and cash equivalents – Cash equivalents are highly liquid investments with an original maturity of three months or less.

Inventories – Inventories are stated at the lower of cost of market using the first-in, first-out (FIFO) cost method of accounting.   Inventories consist of raw materials purchased for the purpose of expected truck engine conversions.

Research and development – Costs incurred in connection with the development of new products and manufacturing methods are charged to selling, general and administrative expenses as incurred. During the years ended December 31, 2012 and 2011, $322,938 and $176,315, respectively, were expensed as research and development costs.  During the nine months ended September 30, 2013 and 2012, $248,965 and $274,488, respectively, were expensed as research and development costs.

Income taxes - Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

We have net operating loss carryforwards available to reduce future taxable income. Future tax benefits for these net operating loss carryforwards are recognized to the extent that realization of these benefits is considered more likely than not. To the extent that we will not realize a future tax benefit, a valuation allowance is established.

Recent Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Results of Operations for the Nine Months Ended September 30, 2013 and 2012

Revenues.   Our revenues increased to $1,924,317 in the nine months ended September 30, 2013 from $178,547 in comparable period in 2012.  The primary reason attributable for the increase is in third quarter of 2013 Greenkraft, Inc. commenced sales of its alternative fuel trucks.  Greenkraft’s sales in the comparable 2012 were for vehicle conversions only.

Cost of Revenue.   Our cost of revenue increased to $1,189,644 in the nine months ended September 30, 2013 from $113,439 in the comparable period in 2012.  The primary reason for the increase is attributable to increased costs associated with manufacturing our trucks for sale as compared to our costs associated with vehicle conversions.

Research and Development.  Our research and development expenses decreased to $248,965 in the nine months ended September 30, 2013 from $274,488 in the comparable period in 2012.  These expenses relate to our research and development activities in connection with developing our alternative fuel trucks.

Selling, general and administrative.  Our selling, general and administrative expenses increased to $981,624 in the nine months ended September 30, 2013 from $288,198 in the comparable period in 2012.  Our primary selling, general and administrative expenses in the nine months ended 2013 consisted of $420,000 in parts expenses related to production of our trucks (non-inventory), $88,700 in property lease costs, $92,000 in commercial insurance costs and $225,000 in vehicle testing expenses.

Interest expense.  Our interest expense increased to $41,411 in the nine months ended September 30, 2013 from $21,424 in the comparable period in 2012.  Our interest expense in the 2013 period was primarily related to interests expenses associated with advances under our line of credit facility.

Interest Income.  Our interest income decreased to $144 from $1,997 in the comparable period in 2012.  Our interest income consists of amounts accrued in our savings accounts.  The primary reason for the decrease in the 2013 period is due to the reduced amount of cash in our savings accounts as such amounts were used existing funds to purchase inventory.

Results of Operations for the Years Ended December 31, 2012 and 2011

Revenues.   Our revenues increased to $236,011 in the year ended December 31, 2012 from $26,333 in year ended December 31, 2011.  The primary reason attributable for the increased revenues from vehicle conversions in the 2012 period.

Cost of Revenue.   Our cost of revenue increased to $140,838 in the year ended December 31, 2012.  We did not incur any cost of revenue in the comparable period in 2011.   The primary reason for the increase is attributable to increased costs associated with our vehicle conversion activities in the year ended 2012.

Research and Development.  Our research and development expenses increased to $322,938 in the year ended December 31, 2012 from $176,315 in the year ended December 31, 2011.  These expenses relate to research and development of Greenkraft products.  The primary reason for the increase is attributable to new components for conversions, development of natural gas engines and new methods in building trucks.

Selling, general and administrative.  Our selling, general and administrative expenses increased to $662,438 in the year ended December 31, 2012 from $577,285 in the comparable period in 2011.  Our primary selling, general and administrative expenses in the year ended 2012 consisted of $225,000 in testing-related expenses for our commercial trucks, $91,211 in professional fees for consultants and $81,053 in parts expenses  related to production of our commercial trucks (non-inventory) .

Interest expense.  Our interest expense was $24,037 in the year ended December 31, 2012.  We did not incur any such expense in 2011.  This expense is attributable to interests expenses associated with advances under our line of credit facility.  We did not have a credit facility in the year ended 2011.

Interest Income.  Our interest income increased to $3,684 in the year ended December 31, 2012 from $892 in the year ended December 31, 2011.  Our interest income consists of interest generated from cash held in our savings accounts.

Liquidity and Capital Resources

Since its inception, Greenkraft has financed its operations loans from officer and our facility with Pacific Premier Bank. We expect to finance future cash needs primarily through proceeds from equity or debt financings, loans, and/or collaborative agreements with corporate partners. Mr. George Gemayel, as president and controlling shareholder of Greenkraft, has provided officer loans to Greenkraft, from time to time, to pay for certain expenses of Greenkraft. As of September 30, 2013, Greenkraft owed a total of $1,941,916 to Mr. Gemayel and his related entities. All of these amounts are undocumented, unsecured, due on demand and do not bear interest. During 2013, Greenkraft repaid Mr. Gemayel $68,034 for prior advances. Greenkraft has used net proceeds from the its officer loans and financing facility for purchase of inventory and for general corporate purposes, which has been funding working capital needs. Greenkraft does not have any written or oral agreement from Mr. Gemayel to provide such funding in the future and as such Greenkraft has no assurance that Mr. Gemayel will continue to fund Greenkraft’s operations.

We had cash of $411,432 and a working capital deficit of $1,569,264 as of September 30, 2013 as compared to cash of $832,430 and a working capital deficit of $1,198,123 as of December 31, 2012. We have operated over the past 2 years with negative working capital, which is now a known trend for our operations. We have been able to operate with a working capital deficit as the major contributing factor to such deficit is our related party loans to our president, Mr. George Gemayel. To date, Mr. Gemayel has not demanded repayment. It is typical for companies in our stage to operate with negative working capital and often requires 8-10 years before a company in the alternative fuel and trucking industry shows positive working capital.

Net cash used in operating activities for the nine months ended September 30, 2013 was $1,000,090, primarily from the net loss of $537,183 and increases in inventory and deposits of $1,181,326 and decrease in accrued liabilities of $367,000 which amounts were partially offset by non-cash expenses of $67,216 of contributed payroll, $1,800 of contributed rent, $168,750 of contributed research and development and $39,000 of contributed officer salary as well as decrease of $7,150 in other assets and increase of $458,253 in accounts payable. This compares to $1,258,656 of net cash used in operating activities for the year ended December 31, 2012 primarily from our net loss of $910,557 and increases of $1,294,145 in inventory and deposits and $7,150 in other assets which amounts were partially offset by non-cash expenses of $121,324 in contributed payroll, $2,400 in contributed rent, $234,973 in contributed research and development and $52,000 in contributed officer salary as well as increases of $96,499 in accounts payable and $11,000 in deferred income and a decrease of $435,000 in accrued liabilities.

Our net cash flow used in investing activities was $117,874 for the nine months ended September 30, 2013 resulting from cash paid for equipment.  We did not have any cash used in or provided by investing activities for the nine month period ended September 30, 2012.

Our net cash provided by financing activities for the nine months ended September 30, 2013 was $696,966 consisting of $765,000 in borrowings under our line of credit which amount was offset by $68,034 in repayments on related party debt.  Our net cash provided by financing activities was $682,715 in the year ended December 31, 2012 consisting of $21,024 in borrowings under our line of credit and $680,800 provided by related party debt, which amounts were offset by $19,109 in distributions to Greenkraft’s president.

The net decrease in cash for the nine months ended September 30, 2013 was $420,998 as compared to a net decrease in cash of $575,941 for the year ended December 31, 2012.

Pacific Premier Credit Facility

On March 13, 2012, Greenkraft entered into a $3.5 million revolving line of credit facility with Pacific Premier Bank, which line of credit is evidenced by a promissory note issued by Greenkraft in favor of Pacific Premier Bank. The note is subject to a variable interest rate bears interest at the prime rate for corporate loans plus one (1) percent, which equaled 4.25% on the date of issuance. The facility is secured by our assets. On July 15, 2013 the maturity date of the facility was extended to December 10, 2013 and the maximum amount available under such facility was reduced to $2 million. As of September 30, 2013, the amount outstanding under this facility was $1,036,024. On December 26, 2013, Greenkraft and Pacific Premier Bank entered into a loan modification agreement extending the maturity date to June 10, 2014. In connection with this loan modification, Greenkraft, Inc., a Nevada corporation (f/k/a Sunrise Global) provided a commercial guaranty in favor of Pacific Premier Bank.

Future liquidity and Needs

Investment Agreement with Kodiak Capital Group

Greenkraft has entered into an investment with the Kodiak Capital Group, LLC (“Kodiak”) to provide up to $5 million of additional equity capital.  The proceeds from the agreement with Kodiak would primarily be for working capital and general corporate purposes.  However, Kodiak is not required to provide funding until certain conditions are met, including the registration and trading of the Company’s equity securities as defined in those agreements.  There can be no assurance that the Company will meet the conditions under which Kodiak will be required to provide the equity capital of that the capital available under such agreements will be sufficient to allow the Company to funds its ongoing activities.  If the Company is unable to raise the additional equity capital from Kodiak, the Company will need to seek alternative sources of debt or equity capital.  There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to the Company.

We anticipate that our existing cash and cash equivalents, together with our cash from operating activities will be sufficient to fund operations and expected growth through at least the next twelve months. We anticipate requiring approximately $1 million to fund operations over the next twelve months, including labor, rent and parts for building trucks. As such, our monthly burn rate approximately $83,000 per month. At December 31, 2013, we had approximately $620,000 in cash. Assuming we did not receive any additional capital from operations or otherwise, we would run out of cash in 7-8 months. We do expect to receive cash from operations as we are currently working on previously placed orders for our alternative fuel rucks. We expect to recognize approximately $4 million in revenues for truck sales in 2014 based on current orders. However, the Company intends to continue to seek additional financing to fund the growth of the Company’s operations. There can be no assurance that the Company will be successful in raising this additional financing on acceptable terms, if at all. Failure of the Company to receive additional funds via its agreement with Kodiak Capital, its facility with Pacific Premier Bank or otherwise would inhibit its ability to take on additional orders for supplying new alternative fuel trucks to customers.

Off Balance Sheet Arrangements

None.

Item 3.               Properties

Our corporate headquarters are located at 2530 S. Birch Street, Santa Ana, CA 92707 and our telephone number is (714) 545-7777.   The property where our corporate offices are located is owned by First Standard Real Estate LLC, an entity which is controlled by our President George Gemayel.  We do not have a lease with First Standard Real Estate, LLC.  However, an amount equal to $400 per month has been accounted for as an additional capital contribution by Mr. Gemayel.  We have a lease for approximately 51,942 square feet of office and warehouse space at a rate of $17,500 per month with First Warner Properties, LLC, an entity controlled by our President George Gemayel.  Our lease ends on April 1, 2018.  We do not own any property.

Item 4.               Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to the beneficial ownership (as defined in Instruction 4 to Item 403 of Regulation S-K under the Securities Exchange Act of 1934) of our common stock immediately following the completion of the Acquisition by (i) each person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities, (ii) each of our directors and named executive officers, and (iii) all of our executive officers and directors as a group. Except as otherwise listed below, the address of each person is 2530 S. Birch Street, Santa Ana, CA 92707.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)	Percent of Class(1) (2)

George Gemayel	Common Stock	41,500,000	97.5

Sosi Bardakjian	Common Stock	0	*

Evan Ginsburg	Common Stock	0	*

Assadour (Ace) Sarafian	Common Stock	0	*

Miguel Pulido	Common Stock	0	*

All directors and executive officers as a group (5 persons):	Common Stock	41,500,000	97.5%

*Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are exercisable or convertible at or within 60 days of December 6, 2013, the date of the Acquisition are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. The indication herein that shares are beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.

(2) Based upon 42,557,830 shares of common stock issued and outstanding immediately following consummation of the Acquisition.

Item 5.               Directors and Executive Officers

Effective as of the Closing Date, the following individuals serve as the directors and executive officers of the Company. All directors of the Company hold office until the next annual meeting of shareholders or until their successors have been elected and qualified. The executive officers of the Company are appointed by our Board and hold office until their death, resignation or removal from office.  Unless otherwise indicated below, all officers and directors were elected or appointed on December 6, 2013.

NAME	AGE	POSITION
Executive Officers and Directors:

George Gemayel (1)	63	Chairman, President and Secretary
Sosi Bardakjian	35	Chief Financial Officer and Director
Evan Ginsburg	71	Director
Assadour (Ace) Sarafian	56	Director
Miguel Pulido	57	Director

(1)	Mr. Gemayel was appointed as an officer and director on May 16, 2013.

Biographical Information

George Gemayel, President, Secretary and Chairman of the Board of Directors.  Mr. Gemayel was appointed as President, Secretary and Chairman of our Board of Director on May 16, 2013.  Mr. Gemayal has extensive knowledge and experience in the automotive industry and in the fields of automotive emissions and testing. In 2008, Mr. Gemayel founded Greenkraft, Inc., a privately held manufacturer of trucks, engines, and alternative fuel systems that are powered by natural gas and propane fuels, and has been its Chief Executive Officer since that time. Since 1982, Mr. Gemayel has also been the President and sole director and shareholder of G & K Automotive, Inc., a California corporation that modifies and certifies foreign motor vehicles   Since 2000, Mr. Gemayel has been a member of CEE, LLC, a California limited liability company and full service vehicle and engine testing facility.

Sosi Bardakjian, Chief Financial Officer and Director. Ms. Bardakjian was appointed as our Chief Financial Officer and as a director in connection with the consummation of the Acquisition.  Ms. Bardakjian has been Chief Financial Officer of Greenkraft since its formation in October 2008.

Evan Ginsburg, Director.  Mr. Ginsburg was appointed as a Director in connection with the consummation of the Acquisition.  Mr. Ginsbury is an attorney, licensed to practice and in good standing in the State of California.  Since 1998,  Mr. Ginsburg has been the name partner in the Evan L. Ginsburg Law Offices.  Mr. Ginsburg received his undergraduate degree from Western Michigan University and his law degree from Western State University.

Assadour (Ace) Sarafian, Director.  Mr. Sarafian was appointed as a Director in connection with the consummation of the Acquisition. Since 1990, Mr. Sarafian has owned and operated Media Imports,Inc., a wholesale jewelry company.

Miguel Pulido, Director.  Mr. Pulido was appointed as a Director in connection with the consummation of he Acquisition.  Mr. Pulido currently serves as the Mayor of Santa Ana, a position he has occupied since 1994.  Prior to his election as Mayor of Santa Ana, Mr. Pulido served on the Santa Ana City Council from 1986 to 1984. Mr. Pulido also currently serves on the Governing Board of the South Coast Air Quality Management District (AQMD), which is responsible for air pollution control and clean air standards to protect public health.  Mr. Pulido also serves as the Chair of the Energy Committee within the U.S. Conference of Mayors, a national organization dedicated to advocating public policy initiatives and funding programs to benefit cities. He is also a board member of the Fullerton Community Bank, Great Park Corporation, Pacific Symphony, Discovery Science Center, the UCI Foundation, and the Bowers Museum President’s Advisory Council.

Director Independence and Qualifications

Our Board of Directors has determined that Messrs. Ginsburg, Sarafian and Pulido are “independent” as defined under the standards set forth in Section 121A of the American Stock Exchange Company Guide.  In making this determination, the Board of Directors considered all transactions set forth under “Certain Relationships and Related Transactions” below.

We considered Mr. Gemayel’s prior experience in the automotive industry, including his positions with G & K Automotive, Inc., a California corporation that modifies and certifies foreign motor vehicles and CEE, LLC, a California limited liability company and full service vehicle and engine testing facility in concluding that he was qualified to serve as one of our directors. Regarding Ms. Bardakjian, we considered her experience in financial and accounting experience as important factors in concluding that she was qualified to serve as one of our directors..  Regarding Mr. Ginsburg, we considered his legal experience as an important factor in concluding that he was qualified to serve on our board of directors.  Regarding Mr. Sarafian, we considered his experience in owning and operating a successful business for over 30 years as important factors in concluding that he was qualified to serve on our board of directors.  Regarding Mr. Pulido, we considered his experience on the Energy Committee as well as the contacts and experience as Mayor of Santa Ana as important factors in concluding that he was qualified to serve as one of our directors.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

•
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated or

•	has had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time.

Family Relationships

Sosi Bardakjian, our Chief Executive Officer is the niece of our President and controlling stockholder, George Gemayel.  There are no other family relationships among the individuals comprising our board of directors, management and other key personnel.

Board Committees

The Board intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an "audit committee financial expert." Additionally, the Board is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. Until further determination by the Board, the full Board will undertake the duties of the audit committee, compensation committee and nominating committee.

Code of Ethics

We have not formally adopted a written code of ethics that applies to our board of directors, principal executive officer, principal financial officer and employees.

Item 6.              Executive Compensation

Officer and Director Compensation

None of the Company’s officers or directors received any compensation for services as officers or directors of the Company during the three (3) most recently completed fiscal years.  Greenkraft’s President, George Gemayel does not charge Greenraft a salary and therefore Greenkraft has recognized $52,000 of contributed salary expense in the years ended December 31, 2012 and 2011 and $39,000 on contributed salary expense in the nine months ended September 30, 2013.

Outstanding Equity Awards at Fiscal-Year End

There were no outstanding equity awards at the end of the Company’s last fiscal year.

Outstanding Equity Awards at Fiscal-Year End

There were no outstanding equity awards at the end of the Company’s last fiscal year.

Potential Payments upon Termination

None.

Employment Agreements

On the Closing Date, the Company did not have any employment agreements with any of its executive officers

Indemnity Agreements

The Company intends to enter into standard and customary indemnity agreements with each of our officers and directors obligating us to indemnify them from and against liability arising out of their service as an officer and/or director of our Company to the fullest extent permitted by applicable law.

    Item 7.               Certain Relationships and Related Transactions and Director Independence

In connection with the consummation of the Acquisition, on the Closing Date, we entered into the Purchase Agreement.  The terms of the Purchase Agreements are more particularly set forth in the disclosures made under the heading “Acquisition of Greenkraft” in Item 1.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

Indemnity Agreements

The Company intends to enter into Indemnity Agreements with each person who became one of the Company’s directors or officers in connection with the consummation of the Acquisitions, pursuant to which, among other things, the Company will indemnify such directors and officers to the fullest extent permitted by applicable law, and provide for advancement of legal expenses under certain circumstances.

Other Agreements

Property Arrangements

Our corporate headquarters are located at 2530 S. Birch Street, Santa Ana, CA 92707 is owned by First Standard Real Estate LLC, an entity which is controlled by our President George Gemayel.  We do not have a lease with First Standard Real Estate, LLC and such space is provided on a rent-free basis.  Greenkraft records contributed rent of $2,400 per year related to this space.  The lease for 51,942 square feet of office and warehouse space at a rate of $17,500 per month with First Warner Properties, LLC, an entity controlled by our President George Gemayel.

Employee Arrangements with C.E.E., LLC (CEE)

CEE is full service vehicle and engine testing facility located in Santa Ana, California.  George Gemayel, president and controlling shareholder of Greenkraft is a member and president of CEE.   CEE performed testing for Greenkraft for engine certifications and CEE has provided its employees to Greenkraft for all engine conversion and truck assembly/manufacturing jobs.  All payments to CEE employees have been made directly by CEE and has been accounted for to Greenkraft as an additional capital contribution by Mr. Gemayel.  For the nine months ended September 30, 2013, Greenkraft recognized $168,750 of contributed research and development expense related to the engine certifications and $67,216 of contributed payroll expense related to shared employees.

Inventory Purchase

The Defiance Company LLC, an entity controlled by our President George Gemayel paid $700,800 to Anhui JiangHuai Automobile Co. on behalf of Greenkraft related to Greenkraft’s first 60 truck inventory chassis. These amounts are unsecured, due on demand and do not bear interest.   As of September 30, 2013, we owed Defiance $285,389 for amounts previously paid by Defiance on behalf of Greenkraft.

During 2011, First Industrial Properties, LLC, an entity controlled by Greenkraft’s President George Gemayel, loaned Greenkraft $1,000,000 to pay for inventory.  The amount is due on demand, unsecured and does not bear interest.

Loans from Officer

Mr. George Gemayel, as president and controlling shareholder of Greenkraft, has provided officer loans to Greenkraft, from time to time, to pay for certain expenses of Greenkraft.  As of September 30, 2013, Greenkraft owed a total of $1,941,916 to Mr. Gemayel and his related entities. All of these amounts are undocumented, unsecured, due on demand and do not bear interest.  During 2013, Greenkraft repaid Mr. Gemayel $68,034 for prior advances.  In addition, Mr. Gemayel does not charge Greenkraft a salary and therefore Greenkraft has recognized contributed salary expense of $39,000 for the nine months ended September 30, 2013 and $52,000 for the year ended December 31, 2012.

Pacific Premier Credit Facility

In March 2012, Greenkraft entered into an agreement with Pacific Premier Bank for a $3,500,000 line of credit.  This facility was securd by guarantees from Greenkraft’s President, George Gemayel, a trust controlled by Greenkraft’s President and CEE, LLC and First Standard Real Estate, LLC, entities controlled by Greenkraft’s President.  During 2012, $250,000 was drawn upon Greenkraft’s line of credit with Pacific Premier Bank and distributed to CEE, LLC, an entity controlled by Greenkraft’s President.  This was treated as a distribution to the owner of Greenkraft.

We believe that the foregoing transactions were in our best interests. It is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time it is us at is authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

Director Independence

Our Board of Directors has determined that Messrs. Ginsburg, Sarafian and Pulido are “independent” as defined under the standards set forth in Section 121A of the American Stock Exchange Company Guide.  In making this determination, the Board of Directors considered all transactions set forth under “Certain Relationships and Related Transactions below.

    Item 8.               Legal Proceedings

Currently, we are not a party to any legal proceedings, and are not aware of any proceeding threatened or contemplated against us by any governmental authority or other party.

    Item 9.               Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Although quotations for the Company's Common Stock appear on the NASD over-the-counter Electronic Bulletin Board, there is no established trading market for the Common Stock. Since the Company obtained the ticker symbol (OTCQB: SGBL) on August 3, 2007, transactions in the Common Stock can only be described as sporadic. Consequently, the Company is of the opinion that any published prices cannot be attributed to a liquid and active trading market and, therefore, are not indicative of any meaningful market value. Furthermore, the Company cannot predict whether a more active market for our common stock will develop in the future.  In the absence of an active trading market:

(1) Investors may have difficulty buying and selling or obtaining market quotations;
(2) Market visibility for our common stock may be limited; and
(3) A lack of visibility of our common stock may have a depressive effect on the market price for our common stock.

The following table sets forth the range of high and low prices of our common stock for each period since May 1, 2011 as reported by the by the either the OTC Bulletin Board or the OTC Electronic Market. The prices reported represent prices between dealers, do not include markups, markdowns or commissions and do not necessarily represent actual transactions.

May 1, 2011 to April 30, 2012	High	Low
First quarter	$0.25	$0.25
Second quarter	N/A	N/A
Third quarter	N/A	N/A
Fourth quarter	2.00	1.25

May 1, 2012 to April 30, 2013	High		Low
First quarter	$	N/A	$	N/A
Second quarter		N/A		N/A
Third quarter		N/A		N/A
Fourth quarter		2.00		2.00

May 1, 2013 to Present	High	Low
First quarter	$3.54	$3.00
Second quarter	3.50	3.50
Third quarter	3.40	3.40

Common Stock

Our Articles of Incorporation authorizes the issuance of up to 200,000,000 shares of common stock, par value $.001 per share (the “Common Stock”).  As of December 6, 2013, upon consummation of the Acquisition there were approximately 61 record holders of record of the Company's Common Stock.

Dividend Policy

The Company has not declared or paid any cash dividends on its common stock and does not intend to declare or pay any cash dividend in the foreseeable future. The payment of dividends, if any, is within the discretion of the Board of Directors and will depend on the Company’s earnings, if any, its capital requirements and financial condition and such other factors as the Board of Directors may consider.

Securities Authorized for Issuance under Equity Compensation Plans.  We do not currently have any equity compensation plans.

Item 10.             Recent Sales of Unregistered Securities

Sales of Unregistered Securities by the Company

On the Closing Date, the Company issued 41,500,000 shares of common stock to the former shareholders of Greenkraft, all of whom are accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, in exchange for 100% of the issued and outstanding equity of Greenkraft.  The offer and sale of the foregoing securities was made solely to “accredited investors” and in reliance upon and pursuant to the exemption from registration provided by Regulation D of the Securities Act and Section 4(2) of the Securities Act.

Sales of Unregistered Securities by Greenkraft

Effective April 13, 2011, Greenkraft issued 100,000,000 shares of its common stock to George Gemayel in consideration of assignment of the business plan related to the operations of Greenkraft.  The issuance was exempt under Section 4(2) of the Securities Act of 1933, as amended.

Kodiak Investment Agreement

On January 17, 2013, Greenkraft entered into an Investment Agreement (“Investment Agreement”) with Kodiak Capital LLC.  The Investment Agreement provides Greenkraft an equity line (the “Financing”) whereby the Company can issue and sell to Kodiak, from time to time, shares of Greenkraft’s common stock up to an aggregate purchase price of $5.0 million (the “Put Shares”) during the Open Period (as defined below).  Under the terms of the Investment Agreement, Greenkraft has the right to deliver from time to time a Put Notice to Kodiak stating the dollar amount of Put Shares Greenkraft intends to sell to Kodiak with the price per share based on the following formula: eighty three percent (83%) of the volume-weighted average price of the Company’s common stock during the period beginning on the date of the Put Notice and ending five (5) days thereafter.  Under the Investment Agreement, Greenkraft may not deliver the Put Notice until after the resale of the Put Shares has been registered pursuant to a registration statement filed with the Securities and Exchange Commission.  Additionally, provided that the Investment Agreement does not terminate earlier, during the period beginning on the trading day immediately following the effectiveness of the registration statement and ending one month after effectiveness of the registration statement covering the securities registered the resale of the put shares (the “Effective Date”), Greenkraft may deliver the Put Notice or Notices to Kodiak (the “Open Period”).  In addition, Greenkraft cannot submit a new Put Notice until the closing of the previous Put Notice, and in no event shall Kodiak be entitled to purchase that number of Put Shares which when added to the sum of the number of shares of common stock already beneficially owned by Kodiak would exceed 4.99% of the number of shares of common stock outstanding on the applicable closing date.

The Investment Agreement also provides that Greenkraft shall not be entitled to deliver a Put Notice and Kodiak shall not be obligated to purchase any Put Shares unless each of the following conditions are satisfied: (i) a registration statement has been declared effective and remains effective for the resale of the Put Shares until the closing with respect to the subject Put Notice; (ii) at all times during the period beginning on the date of the Put Notice and ending on the date of the related closing, the Company’s common stock has been listed on the Principal Market as defined in the Investment Agreement (which includes, among others, the Over-the-Counter Bulletin Board and the OTC Market Group’s OTC Link quotation system) and shall not have been suspended from trading thereon for a period of two (2) consecutive trading days during the Open Period; (iii) Greenkraft has complied with its obligations and is otherwise not in breach of or in default under the Investment Agreement, the Registration Rights Agreement or any other agreement executed in connection therewith; (iv) no injunction has been issued and remains in force, and no action has been commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Put Shares; and (v) the issuance of the Put Shares will not violate any shareholder approval requirements of the market or exchange on which Greenkraft’s common stock are principally listed.

The Investment Agreement will terminate when any of the following events occur: (i) Kodiak has purchased an aggregate of $5.0 million of Greenkraft’s common stock, (ii) on the date which is 60 days following the Effective Date, or (iii) upon written notice from the Company to Kodiak.  Similarly, the  Investment Agreement, may, at the option of the non-breaching party, terminate if Kodiak or Greenkraft commits a material breach, or becomes insolvent or enters bankruptcy proceedings.

Depending on the number of shares we issue pursuant to the Investment Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the equity line will vary based on our stock price (the higher our stock price, the less shares we have to issue) the information set out below indicates the potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the equity line is exercised.

Item 11.             Description of Securities

We are authorized to issue an aggregate of 200,000,000 shares of common stock, par value $0.001 per share.  As of the Closing Date of the Acquisition, 42,557,830 shares of our common stock were issued and outstanding.

Common Stock

All outstanding shares of our common stock are of the same class and have equal rights and attributes.

Voting.  The holders of our common stock are entitled to one (1) vote per share on all matters submitted to a vote of stockholders of the Company.  Our common stock does not have cumulative voting rights.  Persons who hold a majority of the outstanding shares of our common stock entitled to vote on the election of directors can elect all of the directors who are eligible for election.

Dividends.  Subject to the preferential dividend rights and consent rights of any series of preferred stock that we may from time to time designate, holders of our common stock are entitled to share equally in dividends, if any, as may be declared from time to time by our Board out of funds legally available.

Liquidation and Dissolution.  In the event of liquidation, dissolution or winding up of the Company, subject to the preferential liquidation rights of any series of preferred stock that we may from time to time designate, the holders of our common stock are entitled to share ratably in all of our assets remaining after payment of all liabilities and preferential liquidation rights.

Registration Rights

Kodiak Capital Equity Line of Credit

On January 17, 2013, Greenkraft entered into a registration rights agreement with Kodiak Capital, LLC under which its obligated to register the shares to be acquired by Kodiak pursuant to that certain Investment Agreement dated January 17, 2013 under which Kodiak agreed to purchase up to $5 million of our common stock, subject to certain conditions.

Anti-Takeover Provisions

Our articles of incorporation contain provisions that might have an anti-takeover effect. These provisions, which are summarized below, may have the effect of delaying, deterring or preventing a change in control of our company.

As we have a large number of authorized but unissued shares, our board of directors could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

Transfer Agent

The transfer agent and registrar for our common stock Island Stock Transfer, 15500 Roosevelt Blvd. Suite 301, Clearwater, FL 33760, Ph. (727) 289-0010.

Item 12.             Indemnification of Directors and Officers

Section 145 of the Nevada General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Articles of Incorporation and bylaws provide that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Nevada General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Nevada General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our Articles of Incorporation and bylaws provide that none of our directors or officers will be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that this will not eliminate or limit any liability for acts or omissions which involve intentional misconduct, fraud or knowing violation of law or payment of dividends in violation of the Nevada Revised Statutes . Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.   We have also entered into indemnity agreements with our officers and directors.

Item 13              Financial Statements and Supplementary Data

See Item 9.01 and the exhibit index below and the corresponding exhibits, which are incorporated herein by reference.

    Item 14.              Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15.             Financial Statements and Exhibits

See Item 9.01 and the exhibit index below and the corresponding exhibits, which are incorporated herein by reference.

Item 3.02               Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under the heading “Recent Sales of Unregistered Securities” in Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.01               Changes in Control of Registrant.

As a result of the Acquisition, the Company experienced a change in control, with the former stockholders of Greenkraft acquiring control of the Company.  Additionally, as a result of the Acquisition, the Company ceased being a shell company.  Reference is made to the disclosures set forth under the heading “Acquisition of Greenkraft” in Item 1.01 and the disclosures set forth in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On the Closing Date, in connection with the Acquisition, Sosi Bardakjian, Evan Ginsburg, Assadour (Ace) Sarafian and Miguel Pulido were appointed to the Company’s Board of Directors.

Additionally, on the Closing Date, (i) George Gemayel resigned as Chief Financial Officer and (ii) the Board of Directors appointed Sosi Bardakjian as the Company’s Chief Financial Officer.

Reference is made to the disclosures under the headings “Directors and Executive Officers,” “Executive Compensation” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the Acquisition described in Items 1.01 and 2.01 of this Current Report on Form 8-K, on the Closing Date, we adopted the fiscal year end of Greenkraft, thereby changing our fiscal year end from April 30 to December 31.

Item 5.06	Change in Shell Company Status.

Pursuant to the Acquisition of Greenkraft disclosed in Items 1.01 and 2.01 of this Current Report on Form 8-K, the Company ceased being a shell company as of the Closing Date.  Reference is made to the disclosures set forth under the heading “Acquisition of Greenkraft” in Item 1.01 and the disclosures set forth in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired. In accordance with Item 9.01(a), (i) Greenkraft’s audited financial statements for the years ended December 31, 2012 and 2011 are filed in this Current Report on Form 8-K as Exhibit  99.1, and (ii) Greenkraft’s unaudited financial statements for the nine month interim period ended September 30, 2013 are filed in this Current Report on Form 8-K as Exhibit 99.2.

(b)           Pro Forma Financial Information. In accordance with Item 9.01(b), our unaudited pro forma consolidated financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(c)           Shell company transactions.  Please see items attached to Items 9.01(a) and 9.01(b) above.

(d)           Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

2.1	Securities Purchase Agreement dated as of December 5, 2013 by and among Sunrise Global, Inc., Greenkraft, Inc. and the shareholders of Greenkraft, Inc.*

2.2	Agreement and Plan of Merger dated December 11, 2013 by and between Sunrise Global, Inc., a Nevada corporation and Greenkraft, Inc., a Nevada corporation.

3.1	Articles of Incorporation of Greenkraft, Inc., a California corporation*

3.2	Articles of Incorporation of Greenkraft, Inc., a Nevada corporation*

3.3	Bylaws of Greenkraft, Inc., a California corporation*

3.4	Bylaws of Greenkraft, Inc., a Nevada corporation*

4.1	Promissory Note dated March 13, 2012 in the amount of up to $3,500,000 issued by Greenkraft, Inc. in favor of Pacific Premier Bank.*

10.1	Investment Agreement dated January 23, 2013 between Greenkraft and Kodiak Capital LLC. *

10.2	Registration Rights Agreement dated January 23, 2013 between Greenkraft and Kodiak Capital LLC.*

10.3	Business Loan Agreement dated March 13,2012 between Greenkraft, Inc. and Pacific Premier Bank.*

10.4	Commercial Security Agreement dated March 31, 2012 between Greenkraft, Inc. and Pacific Premier Bank.*

10.5	Commercial Lease Agreement dated April 1, 2013 between First Warner Properties and Greenkraft, Inc.*

10.6	Loan Modification Agreement dated July 15, 2013 between Greenkraft, Inc. and Pacific Premier Bank.*

10.7	Loan Modification Agreement dated December 26, 2013 between Greenkraft, Inc. and Pacific Premier Bank *

10.8	Commercial Guaranty dated December 26, 2013 by Greenkraft, Inc., a Nevada corporation in favor of Pacific Premier Bank *

23.1	Consent of MaloneBailey, LLP*

99.1	Greenkraft audited financial statements.*

99.2	Greenkraft unaudited financial statements.*

99.3	Unaudited proforma consolidated financial statements.*

*Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2014	Greenkraft, Inc. (f/k/a Sunrise Global, Inc.)

	By:	/s/ George Gemayel
	Name:	George Gemayel
	Title:	President